Exhibit 3.63

Kansas Secretary of State
For Profit Articles of Incorporation	CF

All information must be completed or this document will not be accepted for filing.

1. Name of the corporation	10-03-2002	09:16:00
Fine Host Kansas, Inc.	051	$75.00
	0797	01
	3376498	pp

2. Address of registered office in Kansas:	00434549

(Address must be a street address. A post office box is unacceptable.)

c/o The Corporation Company, Inc., 515 South Kansas Avenue

Street Address

Topeka Kansas 66603

Name of resident agent at above address:

The Corporation Company, Inc.

3.	Name of corporation’s business or purpose: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Kansas.

4.	Total number of shares that this corporation is authorized to issue:

1,000 shares of common stock, class           par value of 0 dollars each

          shares of common stock, class           par value of      dollars each

          shares of common stock, class           without nominal or par value

          shares of common stock, class           without nominal or par value

State any designations, powers, rights, limitations or restrictions applicable to any class of stock or any special grant of authority to be given by the board of directors: None

5.	Name and mailing address of incorporation(s):

Ellen Keats - Fine Host Corporation

3 Greenwich Office Park

Greenwich, CT 06831

6.	Name and mailing address of each person who is to serve as a director:

Ellen Keats – Sole Director, Fine Host Corporation

3 Greenwich Office Park

Greenwich, CT 06831

7.	Is this corporation perpetual? Yes ☒ No ☐

If no, the term for which the corporation is to exist

-	Tax closing date, if known

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 2nd of October , 2002 .

          Day       Month         Year

(Signatures must correspond exactly to the names of the incorporators listed in Article 5.)

/s/ Ellen Keats
Ellen Keats, Sr. VP, General Counsel

Mailing Information

Where would you like the Secretary of State’s office to send official mail? If no address is given, the mail will be sent to the registered office.

Fine Host Corp., 3 Greenwich Office Park, Greenwich, CT 06831

Street Address                                                                          City                   State  Zip Code

The mail should be addressed to the following named individual: Legal Dept.

Please submit this form in duplicate with the $75 filing fee.

Contact Information

Kansas Secretary of State

Ron Thornburgh

Memorial Hall, 1st Floor

120 SW 10th Avenue

Topeka, KS 66612-1240

785-296-4564

kssos@kssos.org

www.kssos.org

Kansas Secretary of State
For Profit Corporation Certificate of Amendment	AP

All information must be completed or this document will not be accepted for filing.

1. Name of the corporation	03-26-2003	14:13:00
Fine Host Kansas, Inc.	053	$20.00
Name must match the name on record with the Secretary of State	0801	01
	3376498	AA

2. The articles of incorporation are amended as follows:	00582885
ARAMARK FBC Kansas, LLC

3.	The amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602.

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 25th of March , 2000 .

          Day         Month      Year

/s/ illegible
President or Vice President

Attest:	/s/ Megan C. Timmins
Secretary or Assistant Secretary

Please submit this form in duplicate with the $20 filing fee.

Contact Information

Kansas Secretary of State

Ron Thornburgh

Memorial Hall, 1st Floor

120 SW 10th Avenue

Topeka, KS 66612-1240

785-296-4564

kssos@kssos.org

www.kssos.org

State of Kansas/Corporations	Form CC
Certificate of Correction

Name of corporation: ARAMARK FHC Kansas, LLC

We, Alexander P. Marino, President or Vice President, and Megan C. Timmins, Secretary or Assistant	04-02-2003	07:54:00
Secretary of the above named corporation hereby certify to the Secretary of State the following	053	$20.00
correction to the For Profit Corporations Certificate of Amendment.	3534	01
Name of incorrect document	3376498	AA

	00589636
2.	The Articles of Incorporation are amended as follows:

The new name of the corporation shall be ARAMARK FHC Kansas, Inc.

We certify that this correction is made in accordance with K.S.A. 17-6003(f).

IN TESTIMONY WHEREOF, We have hereunder subscribe our names this 1st day of April, 2003.

                                                                                                                                                                     Year

/s/ Alexander P. Marino
Alexander P. Marino

Attest:

/s/ Megan C. Timmins
Secretary
Megan C. Timmins